Exhibit 10.18

EMPLOYMENT AGREEMENT

Party A: China Teletech Holding, Inc.

Party B: Jane Yu.

Party A desires to employ Party B as Party A’s part-time Chief Financial Officer. Party B’s employment with Party A shall begin on October 1, 2016 and end on September 30, 2018.

Party B, as Party A’s Chief Financial Officer, shall take the responsibilities of preparing consolidated financial statements, comments and MD&A according to audit report issued by the U.S. auditors. During the term of this employment, Party B is required to report to Party A’s office 2 to 3 times and each time Party B shall stay for 3 days. The travel expenses for Party B to travel to Party A’s office will be paid by Party A. Party A will compensate Party B’s all services through both cash and stocks. The specific method of compensation is listed as follows:

1.        Party A will deposit RMB 6,000 into Party B’s account on the 10th day of each month. The account number is .

2.       After Party A completes the acquisition of the target company, Party A will transfer 2,000,000 shares of Party A’s common stock to Party B.

This Agreement shall become effective upon signing of both parties. This Agreement is made in two copies with each party holding one.

Party A: /s/ China Teletech Holding Inc.	Party B: /s/ Jane Yu

Date: September 30, 2016.